SECURITIES  AND  EXCHANGE  COMMISSION

                             Washington,  D.C.  20549


                                    FORM  8-K


                                 CURRENT  REPORT


                     Pursuant  to  Section  13  or  15(d)  of  the
                         Securities  Exchange  Act  of  1934



       Date  of  Report  (Date  of  Earliest  Event  Reported):  April  23, 2004



                            INNOVATION  HOLDINGS,  INC.
             (Exact  name  of  Registrant  as  specified  in  its  charter)


Nevada                             000-2777                      91-1923510
(State  or  other           (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


14622  Ventura  Blvd.,  Suite  1046,  Sherman  Oaks,  CA               91405
 (Address  of  principal  executive  offices)                        (Zip  Code)



Registrant's  telephone  number,  including  area  code:         (818)  426-8734

                         Exhibit  Index  appears  on  page  -2-
                                                            ---

Item  5.  Other  Events.
----------------------


     On April 23, 2004, Innovation Holdings, Inc., a Nevada corporation, effectuated a 1-for-500 reverse stock split in order to foster shareholder value and to allow it to move forward with its efforts to acquire several target entities. In connection with the reverse stock split, the Company's trading symbol was changed by NASDAQ from "INOV" to "IVHO" and the Company began trading under the new symbol effective immediately.

     The Company also announced it had entered into an exclusive marketing rights agreement with CrossGel, Inc., a privately held Utah corporation
("CrossGel"), pursuant to which IVHO would create and provide all media and marketing for CrossGel and, if successful, engage in further discussions to acquire the proprietary rights to the entire ergonomic technology which forms the basis of the CrossGel product line.

     Consummation of any prospective merger would be subject to certain additional items including completion of a successful marketing plan, negotiation of a mutually acceptable agreement including, among other things, approval of the merger and other related approvals by both the shareholders and boards of directors of both CrossGel and IVHO.

     A copy of the press release issued by IVHO on April 26, 2004 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.


Item  7.  Financial  Statements  and  Exhibits
----------------------------------------------

              (a)  Press  Release,  dated  April  26,  2004,  by  IVHO.



                                  EXHIBIT  INDEX


Exhibit
  No.            Description
-------------------------------

  99.1         Press  Release,  dated  April  26,  2004,  by  IVHO.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INNOVATION  HOLDINGS,  INC.



Date:  April  26,  2004                     /s/  Robert  Blagman
                                         ---------------------------------------
                                         Name:  Robert  Blagman
                                         Title:  Chief  Executive  Officer